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                                                                    EXHIBIT 12.1

                                            USEC INC.
                                RATIO OF EARNINGS TO FIXED CHARGES
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

                                                                YEAR                  THREE MONTHS
                                                                ENDED                     ENDED
                                                            JUNE 30, 1998          SEPTEMBER 30, 1998
                                                            Pro Forma (1)          ------------------
                                                            -------------
FIXED CHARGES:
    Interest expense (including amortization of fees)       $     36.0                 $      6.5
    Capitalized interest                                             -                         .2
    Interest component of rent expense                             1.5                         .4
                                                            ----------                  ----------
                                                            $     37.5                 $      7.1
                                                            ==========                  ==========


EARNINGS:
   Income before income taxes                               $    110.3                  $    14.9
   Fixed charges                                                  37.5                        6.9
                                                            ----------                  ---------
                                                            $    147.8                  $    21.8
                                                            ==========                  =========

RATIO OF EARNINGS TO FIXED CHARGES (2)                           3.9X                       3.1X
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(1)  Prior to the IPO in July 1998, the Company had no debt. The pro forma ratio of earnings to fixed charges for fiscal 1998 gives effect to bank debt incurred in connection with the IPO.

(2) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes plus fixed charges, and fixed charges represent interest expense, amortization of fees, capitalized interest, and the interest component of rent expense.